Exhibit 5.4

ONE ARTS PLAZA 1722 ROUTH STREET, SUITE 1500 | DALLAS, TX 75201 | T 214.969.1700 | F 214.969.1751

Holland & Knight LLP | www.hklaw.com

March 31, 2025

Thomson Reuters Corporation

19 Duncan Street

Toronto, Ontario M5H 3H1, Canada

TR Finance LLC

2900 Ames Crossing, Suite 100

Eagan, Minnesota 55121

Thomson Reuters (Tax & Accounting) Inc.

6160 Warren Parkway, Suite 700

Frisco, Texas 75034

Ladies and Gentlemen:

We have acted as Texas local counsel to Thomson Reuters (Tax & Accounting) Inc., a Texas corporation (the “Company”), in connection with the filing, by Thomson Reuters Corporation, a corporation amalgamated under the laws of the Province of Ontario (“TRC”), TR Finance LLC, a Delaware limited liability company (“TR Finance”), and the Company and the other subsidiaries of TRC that are guarantors signatory thereto (the “Subsidiary Guarantors”), of a Registration Statement on Forms F-10 and F-3 (Registration Nos. 333-285907, 333-285927, 333-285927-01, 333-285927-02 and 333-285927-03) originally filed on March 19, 2025 with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and subsequently amended on the date hereof (such Registration Statement, as so amended, the “Registration Statement”), relating to the registration of (i) debt securities to be issued by TRC (the “TRC Debt Securities”), (ii) debt securities to be issued by TRF (the “TRF Debt Securities,” and, together with the TRC Debt Securities, the “Debt Securities”), and (iii) guarantees of the Debt Securities by the Company (the “Guarantees”), the other Subsidiary Guarantors and (solely with respect to the TRF Debt Securities) TRC, to be issued pursuant to:

(a)  an indenture to be entered into in connection with the issuance of the TRC Debt Securities (the “TRC Base Indenture”) among TRC as issuer, TR Finance, the Subsidiary Guarantors, and Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas, as co-trustees (the “Trustees”), a form of which is filed as Exhibit 7.1 to the Registration Statement, and

(b)  an indenture dated as of March 20, 2025, entered into in connection with the issuance of the TRF Debt Securities thereunder (the “TR Finance Base Indenture”, and together with the TRC Base Indenture, collectively the “Indentures”) among TR Finance as issuer, TRC, the Subsidiary Guarantors, and the Trustees , which is filed as Exhibit 7.2 to the Registration Statement.

In connection with this opinion letter, we have examined the forms of the Indentures. We have also examined originals or copies of such other records of the Company, certificates and web sites of

Thomson Reuters Corporation

March 31, 2025

public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in each Indenture and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v) That, with respect to the Company, each person who has taken any action relevant to any of our opinions in the capacity of director, officer, manager, member, or partner was duly elected or appointed to or otherwise occupied that director, officer, manager, member, or partner position and held that position when such action was taken, and, if other than an individual and other than the Company, was duly organized and existing when such action was taken, and had the power and authority to take such action, all necessary action has been taken to authorize such action, and such action has been validly effected.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1. Based solely on a Certificate of Fact dated March 28, 2025 of the Secretary of State of the State of Texas and a review on such date of the web site of the Comptroller of Public Accounts of the State of Texas, the Company is a corporation that is validly existing and its authority to transact business is active under the laws of the State of Texas.

2. The Company (a) has the corporate power to execute, deliver and perform each Indenture and (b) has taken all corporate action necessary to authorize each Indenture.

3. The execution and delivery by the Company of each Indenture does not, and the closing of the transactions contemplated thereby will not:

(a)  violate the articles of incorporation or bylaws of the Company, or

Thomson Reuters Corporation

March 31, 2025

(b)  result in a violation by the Company of the Texas Business Organizations Code.

The opinions set forth above are limited to the Texas Business Organizations Code (including all applicable provisions of the constitution of the State of Texas and reported judicial decisions interpreting such Code), and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered in connection with your filing of the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us as local counsel under the heading “Legal Matters” in the base prospectus to be filed in relation to the Indentures. In addition, we consent to Torys LLP’s reliance as to matters of Texas law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantees, but only to the extent of the opinions specifically set forth herein. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Registration Statement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. We note that we only represent the Company with respect to specific transactions, and with respect to the Registration Statement solely for the purpose of preparing this opinion letter, and we are not general outside counsel for the Company and its affiliates.

Notwithstanding anything to the contrary herein, the recipient hereof, by acceptance of this opinion letter, acknowledges and agrees that (i) any claim in connection with this opinion letter and the opinions expressed herein shall be asserted against Holland & Knight LLP, as the signer of this opinion letter and shall not be asserted against any of its partners, attorneys, or other employees, and (ii) with respect to any of the affairs of the Company, including, without limitation, the transactions contemplated by the Indenture, the recipient has not looked to or relied upon any representation, warranty, statement or information provided by Holland & Knight LLP, whether orally or in writing, except as expressly set forth in this opinion letter with and subject to the assumptions and qualifications set forth herein.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP